Exhibit 99.2
IN THE COURT OF THE CHANCERY OF THE STATE OF DELAWARE

IN RE ATMEL CORPORATION SHAREHOLDERS LITIGATION	CONSOLIDATED Civil Action No. 4161-CC
NOTICE OF PENDENCY OF CLASS ACTION,
PROPOSED CLASS ACTION DETERMINATION,
PROPOSED SETTLEMENT OF CLASS ACTION,
SETTLEMENT HEARING, AND RIGHT TO APPEAR
TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF ATMEL CORPORATION COMMON STOCK AT ANY TIME DURING THE PERIOD FROM AND INCLUDING OCTOBER 2, 2008 THROUGH AND INCLUDING NOVEMBER 6, 2009.

PLEASE READ ALL OF THIS NOTICE CAREFULLY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS ACTION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT OR PURSUING THE SETTLED PLAINTIFFS’ CLAIMS (AS DEFINED HEREIN).

IF YOU HELD OR TENDERED THE COMMON STOCK OF ATMEL CORPORATION FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
I. PURPOSE OF NOTICE
     The purpose of this Notice is to inform you of the proposed settlement (the “Settlement”) of the above-captioned lawsuit (the “Delaware Action”) by and between the parties to the action pending in the Court of Chancery of the State of Delaware (the “Court”), and by and between the parties in certain litigation described below pending in the Superior Court of the State of California (the “California Action”) (together, the Delaware Action and the California Action are referred to herein as the “Shareholder Actions”). This Notice also informs you of the Court’s certification of a Settlement Class (as defined below) for purposes of the Settlement, and notifies you of your right to participate in a hearing to be held on January 7, 2010 at 2:30 p.m. EDT, before the Court at 34 The Circle, Georgetown, Delaware 19947 (the “Settlement Hearing”) to determine whether the Court should approve the Settlement as fair, reasonable, adequate, and in the best interests of the Settlement Class, to determine whether Class Plaintiff Louisiana Municipal Police Employees’ Retirement System (“LAMPERS” or “Class Plaintiff”) and its counsel have adequately represented the interests of the Settlement Class in the Delaware Action, and to consider other matters, including a request by Co-Lead Counsel (defined below) for an award of attorneys’ fees and reimbursement of expenses.
     The Court has determined that, for purposes of the Settlement only, the Delaware Action shall be preliminarily maintained as a non-opt-out class action pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2) by LAMPERS as Settlement Class representative, on behalf of all Persons1 (excluding Defendants, their immediate families, heirs and assigns, and those in privity with them) who owned common stock of Atmel Corporation, as record or beneficial holders, at any time from October 2, 2008, through and including November 6, 2009 (the “Settlement Class”). At the Settlement Hearing, among other things, the Court will consider whether the Settlement Class should be finally certified pursuant to Court of Chancery Rule 23 and whether LAMPERS and its counsel have adequately represented the Settlement Class.
     This Notice describes the rights you may have under the Settlement and what steps you may, but are not required to, take in relation to the Settlement.

[1]	Capitalized terms defined herein as well as those not defined herein are intended to have the same meanings set forth in the Stipulation and Agreement of Compromise, Settlement and Release, which contains the complete terms of the Settlement.

     If the Court approves the Settlement, the parties to the Delaware Action will ask the Court at the Settlement Hearing to enter an Order and Final Judgment (the “Final Judgment”) dismissing the Delaware Action with prejudice on the merits.
THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.
II. BACKGROUND OF THE SHAREHOLDER ACTIONS
     The Shareholder Actions arise out of a joint proposal that Microchip Technology Incorporated (“Microchip”) and ON Semiconductor Corporation (“ON Semi”) publicly announced on October 2, 2008, to acquire Atmel Corporation (“Atmel” or the “Company”) for $5.00 per share in cash, subject to certain conditions (the “Acquisition Proposal”).
     On October 29, 2008, Atmel announced that its Board of Directors (the “Board”) had rejected the Acquisition Proposal.
     On November 7, 2008, Microchip received clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 to acquire over 50% of Atmel’s shares.
     On November 10, 2008, the Board adopted an amendment (the “Amendment”) to the Company’s Amended and Restated Preferred Shares Rights Agreement, dated as of October 18, 1999 (the “Current Rights Agreement”). The Amendment expanded the definition of “Beneficial Ownership” to include “Derivatives Transactions” in determining whether a person is an “Acquiring Person” under the Current Rights

Agreement and lowered the threshold to become an “Acquiring Person” from 20% to 10% for any person or group that made a “Takeover Proposal” on or after October 1, 2008.
     On November 13, 2008, Lawrence Zucker (“Zucker”) filed the California Action alleging shareholder class and derivative claims against Steven Laub, Tsung-Ching Wu Ph.D., David Sugishita, Charles Carinalli, Papken Der Torossian, Jack L. Saltich, and Dr. Edward Ross (the “Individual Defendants”) and the Company (collectively, the “Defendants”) for breach of fiduciary duty, abuse of control, gross mismanagement and corporate waste relating to the Company’s response to the Acquisition Proposal.
     On November 14, 2008, LAMPERS filed a shareholder class action complaint captioned LAMPERS v. Laub et al., C.A. No. 4161-CC (“LAMPERS Action”), alleging that the Individual Defendants had breached their fiduciary duties to Atmel’s shareholders by refusing to respond in good faith to the Acquisition Proposal and by adopting the Amendment.
     On November 18, 2008, ON Semi and Microchip announced their withdrawal of the Acquisition Proposal.
     On February 2, 2009, LAMPERS filed a Motion For Injunctive Relief seeking a permanent injunction or, in the alternative, a preliminary injunction, to invalidate the Amendment on the grounds, inter alia, that the language of the Amendment regarding “Derivatives Contracts” is unenforceably vague and the Individual Defendants’ adoption of the Amendment constituted a breach of fiduciary duty.

     On February 18, 2009, the Court consolidated the LAMPERS Action with two actions that had previously been filed in this Court, captioned Kuhn v. Atmel Corporation et al., C.A. No. 4092-CC and Gebhardt v. Atmel Corporation et al., C.A. No. 4094-CC, appointed the law firms of Grant & Eisenhofer, P.A. and Bernstein Litowitz Berger & Grossmann LLP as co-lead counsel (“Co-Lead Counsel”) for the plaintiffs in the consolidated action, and designated LAMPERS’s complaint as the operative complaint in the Delaware Action.
     The relief sought by Zucker and LAMPERS (together, “Plaintiffs”) in the Shareholder Actions includes, inter alia, a declaratory judgment that the Individual Defendants breached their fiduciary duties, injunctive relief invalidating the Amendment, and an award of damages, attorneys’ fees and expenses.
     On March 12, 2009, the Superior Court of the State of California entered a stay of the California Action.
     On May 19, 2009, the Court denied LAMPERS’s Motion For Injunctive Relief and indicated that the parties should confer on a schedule that would enable the trial of the Delaware Action to occur before the end of October 2009.
     On June 2, 2009, LAMPERS filed an Amended Verified Class Action Complaint (“Amended Complaint”) in the Delaware Action which, inter alia, included a new Count II seeking a declaration that the Amendment is invalid and unenforceable.
     On June 9, 2009, the Court entered a Scheduling Order in the Delaware Action providing for completion of fact discovery by August 26, 2009, completion of expert discovery by September 25, 2009, and a trial date of October 27, 2009.

     In June, 2009, the parties to the Delaware Action served extensive document requests, interrogatories and requests for admissions, and LAMPERS served a document subpoena on Atmel.
     On June 18, 2009, the Individual Defendants filed a Motion to Dismiss Count II of the Amended Complaint and on June 19, 2009, filed their Answer to the Amended Complaint.
     On July 10, 2009, the Court entered a Revised Scheduling Order in the Delaware Action setting forth a briefing schedule on the Individual Defendants’ Motion to Dismiss Count II of the Amended Complaint and providing for completion of fact discovery by October 9, 2009, completion of expert discovery by November 9, 2009, and a trial date of December 14, 2009.
     On July 27, 2009, LAMPERS filed its Memorandum of Law in Opposition to Defendants’ Motion to Dismiss Count II of the Amended Complaint.
     In early August 2009, the parties to the Delaware Action agreed to an informal stay of the proceedings in the Delaware Action while they continued to pursue settlement discussions that had commenced in early June 2009.
     In September 2009, the Company produced documents in the Delaware Action relating to the Board’s consideration of the Acquisition Proposal and adoption of the Amendment;
     On September 14, 2009, following extensive arm’s-length settlement negotiations, Atmel and the parties to the Shareholder Actions entered into a memorandum of understanding (“MOU”) setting forth an agreement-in-principle to resolve the Shareholder Actions on the terms and conditions set forth therein, which are described below. The MOU provided, among other things, that the Board shall immediately pass a resolution pursuant to its powers under Section 29 of the Current Rights Agreement, which was set to expire on October 15, 2009, interpreting Section 1(d)(iv) of the Current Rights Agreement, including any extension thereof, to clarify that (i) the term “Derivatives Contract” excludes interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority; and (ii) to qualify as or constitute a “Derivatives Contract,” a contractual arrangement must include or reference a number of “Notional Common Shares” (the “Resolution”).
     On September 14, 2009, the Board adopted the Resolution. On September 15, 2009, counsel in the Delaware Action informed the Court during a teleconference that Atmel and the parties in the Delaware Action had entered the MOU and that the Resolution had been adopted. On September 18, 2009, pursuant to the MOU, Atmel filed a Form 8-K with the Securities and Exchange Commission disclosing, among other things, the adoption of the Resolution.
     Zucker considered the terms and conditions of the Settlement and, believing the Settlement to be fair, reasonable, adequate, and in the best interest of Atmel and of the class in the California Action, agreed to dismiss the California Action in its entirety, with prejudice, in consideration of the Settlement.
     On November 6, 2009, the parties to the Shareholder Actions entered into a Stipulation and Agreement of Compromise, Settlement and Release (“Stipulation”) that,

among other things, memorialized the terms of the MOU. On November 9, 2009, the parties submitted the Stipulation to the Court. On November 16, 2009, the Court entered a scheduling order (the “Scheduling Order”) that preliminarily, for purposes of the Settlement only, certified the Settlement Class.
III. THE SETTLEMENT AND PARTICIPATION IN THE SETTLEMENT
     In consideration for the Settlement (including any claim for attorneys’ fees) and the release of the Settled Plaintiffs’ Claims and Settled Defendants’ Claims (defined in Section IV below), the following actions have occurred or, as appropriate, will occur:
(a) If, prior to September 14, 2012, the Company adopts a new stockholder rights plan (the “New Rights Plan”) that includes a “Derivative Contract” within the definition of “Beneficial Ownership” (the “New Derivative Rights Plan”), the Company shall clarify that: (i) the term “Derivatives Contract” excludes interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority; and (ii) to qualify as or constitute a “Derivatives Contract,” a contractual arrangement must include or reference a number of “Notional Common Shares.”
(b) Pursuant to its powers under Section 29 of the Current Rights Agreement, the Board has passed a resolution interpreting Section 1(d)(iv) of the Current Rights Agreement, including any extension thereof, consistent with the foregoing paragraph (a) (as defined above, the “Resolution”). On September 18, 2009, the Company publicized the adoption of the Resolution by issuing a Form 8-K, which was reviewed and commented on by Plaintiffs’ counsel in the Shareholder Actions. The obligation of the Company to interpret Section 1(d)(iv) of the Current Rights Agreement as set forth in the Resolution became effective pending Court approval of the Settlement, but shall terminate in the event the Settlement shall not be so approved.
(c) If, prior to September 14, 2012, the Company shall (i) adopt a New Derivative Rights Plan with an expiration date beyond the date of the Company’s 2010 annual meeting of stockholders, or (ii) extend the expiration date of the Current Rights Agreement beyond the date of the Company’s 2010 annual meeting of stockholders,2 then the Company shall include a proposal for a stockholder advisory vote on the provision including Derivative Contracts in the definition of Beneficial Ownership in its proxy statement for the first annual meeting occurring more than 45 days after the date of such action. The stockholder vote shall not be binding on the Company or its Board, shall not be deemed to be a condition to the effectiveness of the New Derivative Rights Plan, and shall not be construed as overruling a decision by such Board, nor to create or imply any additional fiduciary duty by such Board.
Other than as expressly set forth in Section III (a)-(c) above, nothing in the Settlement shall be deemed to constrain in any respect the ability of the Company and/or its Board to

[2]	Because the Current Rights Agreement expired on October 15, 2009, the provisions relating thereto are no longer operative.

respond to any proposed acquisition or other transaction or to adopt or amend a stockholders rights plan in accordance with applicable Delaware law.
     Atmel has assumed administrative responsibility for and will pay all reasonable costs and expenses related to preparing and disseminating this Notice in accordance with the Stipulation. If you are a member of the Settlement Class (“Settlement Class Member”), you will be bound by any judgment entered in the Delaware Action whether or not you actually receive this Notice. You may not opt out of the Settlement Class.
IV. DISMISSAL AND RELEASE OF CLAIMS
     The Stipulation provides that, subject to Court approval of the Settlement, and in consideration of the benefits provided by the Settlement:
     (a) The Shareholder Actions and the claims asserted therein on behalf of the Settlement Class shall be dismissed on the merits with prejudice (and without costs to any party), except as provided therein.
     (b) There will be a release of “Settled Plaintiffs’ Claims,” which means any and all actual or potential claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, decrees, duties, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, suits, matters, issues and controversies of any kind, nature or description whatsoever (including any claims for costs, attorneys’ fees or expenses), whether known or unknown (including any “Unknown Claims”), contingent or absolute, suspected or unsuspected, apparent or not apparent, foreseen or unforeseen, mature or not yet mature, accrued or unaccrued, liquidated or not liquidated, disclosed or undisclosed, and whether individual, class, direct, derivative, representative, legal, equitable or of any other type, and whether based on or arising under federal, state, local, statutory, regulatory or common law or any other law, rule or regulation (including the law of any jurisdiction outside of the United States and including any claims under the federal securities laws within the exclusive jurisdiction of the federal courts), that Plaintiff Releasors (as defined below), in their capacity as shareholders of the Company, ever had, now have or may have, that, now or hereafter, are based upon, arise out of, relate to, or involve, directly or indirectly, any of the allegations, facts, practices, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, claims or any other matter, thing or cause whatsoever, or any series thereof, that were or could have been alleged, asserted, claimed, embraced, involved, set forth, or referred to in the Shareholder Actions, including any and all claims that are based upon, arise out of, relate in any way to, or involve, directly or indirectly, the Acquisition Proposal, the response to the Acquisition Proposal and the Amendment. The Settled Plaintiffs’ Claims do not include any claims arising from the performance or non-performance of the Settlement terms.
     (c) There will be a release of “Settled Defendants’ Claims,” which means any and all actual or potential claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, decrees, duties, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, suits, matters, issues and controversies of any kind, nature or description whatsoever (including any claims for costs, attorneys’ fees or expenses), whether known or unknown (including any “Unknown Claims”), contingent or absolute, suspected or unsuspected, apparent or not apparent, foreseen or unforeseen, mature or not yet mature, accrued or unaccrued, liquidated or not liquidated, disclosed or undisclosed, and whether based on or arising under federal, state, local, statutory or common law or any other law, rule or regulation (including the law of any jurisdiction outside of the United States and including any claims under the federal securities laws within the exclusive jurisdiction of the federal courts), that have been or could have been asserted in the Shareholder Actions or any other forum by the Defendant Releasors (as defined below) which relate to or arise out of the filing, prosecution or settlement of the Shareholder Actions. The Settled Defendants’ Claims do not include any claims arising from the performance or non-performance of the Settlement terms.
     (d) Plaintiff Releasors and Defendant Releasors shall be deemed to waive, and shall waive and relinquish to the fullest extent permitted by law any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a Person’s release of Unknown Claims. Further, (i) Plaintiff Releasors and Defendant Releasors shall be deemed to waive, and shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR;

(ii) Plaintiff Releasors and Defendant Releasors also shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542; and (iii) Plaintiffs, on behalf of the Plaintiff Releasors, and Defendants, on behalf of Defendant Releasors, acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of the Settled Plaintiffs’ Claims or the Settled Defendants’ Claims, but that it is their intention to fully, finally and forever settle and release any and all claims released hereby, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts.
     (e) As used in the releases, the following terms have the following definitions:
          (1) “Defendant Releasors” means the Individual Defendants, individually and collectively, on behalf of themselves, their heirs, executors, administrators, agents, successors and assigns, immediate and remote, and any person they represent.
          (2) “Plaintiff Releasors” means Plaintiffs and any and all members of the Settlement Class on behalf of themselves, their heirs, executors, administrators, agents, successors in interest, predecessors, assigns or transferees, immediate and remote, and any person or entity they represent, and any person or entity acting for or on behalf of, or claiming under, any of them.

     (3) “Unknown Claims” means any and all claims that any Plaintiff or any Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Settled Plaintiffs’ Claims against the Released Persons, and any and all claims that any Defendant does not know or suspect to exist in his, her or its favor at the time of the release of the Settled Defendants’ Claims against Plaintiffs, the Settlement Class Members and their counsel, which, if known, might have affected the decision to enter into the release or to object or not to object to the Settlement.
V. REASONS FOR THE SETTLEMENT
     Co-Lead Counsel have reviewed and analyzed the facts and circumstances relating to the claims asserted in the Delaware Action, as known by LAMPERS and Co-Lead Counsel to date, including conducting confirmatory discovery, conducting discussions with counsel to Defendants, and analyzing documents obtained through publicly available sources, applicable case law, and other authorities. Based on this investigation, LAMPERS has decided to enter into the Stipulation and settle the Delaware Action, after taking into account, among other things, (1) the substantial benefits to members of the Settlement Class from the litigation of the Delaware Action and the Settlement; (2) the risks of continued litigation in the Delaware Action and the uncertainty of its outcome; (3) the probability of success on the merits and the allegations in the Delaware Action, including the uncertainty relating to the proof of those allegations; (4) the desirability of permitting the Settlement to be consummated as provided by the terms of the Stipulation; and (5) the conclusion of Co-Lead Counsel that the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of LAMPERS and the Settlement Class.
     Counsel for Zucker in the California Action has reviewed and analyzed the facts and circumstances relating to the claims asserted in the California Action, as known by Zucker and his counsel to date, including conducting confirmatory discovery, conducting discussions with counsel to Defendants, and analyzing documents obtained through publicly available sources, applicable case law, and other authorities. Based on this investigation, Zucker has decided to enter into the Stipulation and settle the California Action, after taking into account, among other things, (1) the substantial benefits to members of the Settlement Class from the litigation of the California Action and the Settlement; (2) the risks of continued litigation in the California Action and the uncertainty of the outcome of the California Action; (3) the probability of success on the merits and the allegations in the California Action, including the uncertainty relating to the proof of those allegations; (4) the desirability of permitting the Settlement to be consummated as provided by the terms of the Stipulation; and (5) the conclusion of counsel for Zucker that the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of Zucker and the Settlement Class.
     Defendants have denied, and continue to deny, any wrongdoing or liability with respect to all claims, events, and transactions complained of in the Shareholder Actions and deny that any of the claims Plaintiffs have asserted in the Shareholder Actions has any legal merit. Defendants have entered into the Settlement solely to eliminate the burden, risk and expense of further litigation.

VI. APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES
     Concurrent with seeking approval of the Settlement, Co-Lead Counsel shall apply to the Court for an award of attorneys’ fees and reimbursement of expenses to Plaintiffs’ counsel in an amount not to exceed $950,000. Defendants shall not oppose an application by Co-Lead Counsel for an award of attorneys’ fees and expenses to the extent that such application does not exceed $950,000 in the aggregate. No other application for attorneys’ fees and expenses shall be filed, and Plaintiffs’ counsel expressly waives any right to seek any award of fees and expenses except as provided in the Stipulation.
     Subject to entry of the Final Judgment as provided for below, and pursuant to its pre-existing obligations to indemnify the Individual Defendants, Atmel has agreed to pay Plaintiffs’ counsel such attorneys’ fees and expenses as the Court may award, up to $950,000 (the “Fee Award”). The Fee Award is subject to Final Court Approval, which means that the Court has entered a Final Judgment approving the Settlement and that such Final Judgment is finally affirmed on appeal or is no longer subject to appeal and the time for any petition for reargument, appeal or review, by certiorari or otherwise, has expired. The Fee Award is in consideration of the release of claims against the Individual Defendants provided for in the Stipulation.

VII. CLASS ACTION DETERMINATION
     The Court has ordered that, for purposes of the Settlement only, the Action shall be preliminarily maintained as a class action by LAMPERS as the Settlement Class representative, pursuant to Chancery Court Rules 23(a), 23(b)(l), and 23(b)(2), with the Class defined as set forth above.
     Inquiries or comments about the Settlement may be directed to the attention of counsel for Class Plaintiff as follows:
Diane Zilka
Grant & Eisenhofer P.A.
1201 North Market Street
Wilmington, DE 19801
VIII. SETTLEMENT HEARING
     The Court has scheduled a Settlement Hearing, which will be held on January 7, 2010 at 2:30 p.m. EDT, at the Court of Chancery, 34 The Circle, Georgetown, Delaware 19947 to: (a) determine whether the preliminary certifications discussed herein should be made final; (b) determine whether LAMPERS and its counsel have adequately represented the Settlement Class: (c) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of the Settlement Class; (d) determine whether an Order and Final Judgment should be entered pursuant to the Stipulation; (e) consider the application of Co-Lead Counsel for an award of attorneys’ fees and expenses; (f) hear and determine any objections to the Settlement or the application of Co-Lead Counsel for an award of attorneys’ fees and expenses; and (g) rule on such other matters as the Court may deem appropriate.

     The Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof. The Court has also reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties to the Stipulation and without further notice to the Settlement Class.
IX. RIGHT TO APPEAR AND OBJECT
     Any Settlement Class Member who objects to the Settlement, certification of the Settlement Class, the Final Judgment to be entered in the Delaware Action, and/or Co-Lead Counsel’s application for an award of attorneys’ fees and expenses, or who otherwise wishes to be heard, may appear in person or by his or her or its attorney at the Settlement Hearing. If you want to do so, however, you must, not later than ten (10) calendar days prior to the Settlement Hearing, file with the Register in Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801: (a) a written notice of intention to appear; (b) proof of membership in the Settlement Class; (c) a detailed statement of the Settlement Class Member’s objections to any matters before the Court; and (d) the grounds therefor or the reasons why such Settlement Class Member desires to appear and be heard, as well as all documents or writings such person desires the Court to consider. Also, on or before the date you file such papers, you must serve them by hand, email or overnight mail on the following counsel of record:

Diane Zilka
Grant & Eisenhofer P.A.
1201 North Market Street
Wilmington, DE 19801
dzilka@gelaw.com
Andre G. Bouchard
Bouchard, Margules & Friedlander, P.A.
222 Delaware Avenue, Suite 1400
Wilmington, DE 19801
abouchard@bmf-law.com
     Any Settlement Class Member who does not object to the Settlement, the Settlement Class action determination, or the request by Co-Lead Counsel for an award of attorneys’ fees or expenses need not do anything at this time.
     Unless the Court otherwise directs, no person will be entitled to object to the approval of the Settlement, the certification of the Settlement Class or the Final Judgment to be entered in the Delaware Action, or otherwise to be heard, except by serving and filing written objections as described above.
     Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including the right to appeal) and will be forever barred from raising such objection in this or any other action or proceeding.
X. ORDER AND FINAL JUDGMENT OF THE COURT
     If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of the Settlement Class, the parties will ask the Court to enter an Order and Final Judgment, which will, among other things:

     1. approve the Settlement and adjudge the terms thereof to be fair, reasonable, adequate, and in the best interests of the Settlement Class, pursuant to Chancery Court Rule 23(e);
     2. authorize and direct the performance of the Settlement in accordance with its terms and conditions; and
     3. dismiss the Delaware Action with prejudice on the merits, release all the Released Persons from the Settled Plaintiffs’ Claims, and release Plaintiffs, the Settlement Class Members and their counsel from the Settled Defendants’ Claims.
XI. SCOPE OF THE NOTICE
     This Notice is not all-inclusive. The references in this Notice to the pleadings in the Delaware Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Delaware Action, claims which have been asserted by the parties and the terms and conditions of the Settlement, including a complete copy of the Stipulation, members of the Settlement Class are referred to the Court files in the Delaware Action. You or your attorney may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801. Questions or comments may be directed to Co-Lead Plaintiff:
Diane Zilka
Grant & Eisenhofer P.A.
1201 North Market Street
Wilmington, DE 19801

DO NOT WRITE OR TELEPHONE THE COURT.
Dated: November 16, 2009

BY ORDER OF THE COURT
/s/ Register in Chancery
#416010.4

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